LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this "**Agreement**"), made this 22nd day of March, 2023, by and among NPIC Limited (the "**Lender**"), Ocean Biomedical, Inc. f/k/a Aesther Healthcare Acquisition Corp. (the "**Company**") and Aesther Healthcare Sponsor, LLC (the "**Sponsor**" or "**Borrower**"). Lender, Company and Sponsor are referred to in this Agreement individually as a "**Party**" and collectively as the "**Parties**."

WHEREAS, pursuant to the terms of that certain Loan and Transfer Agreement dated December 13, 2022 (the "**Loan Agreement**"), Lender made a loan to Borrower in the principal amount of **ONE MILLION FIFTY THOUSAND AND 00/100 DOLLARS ($1,050,000.00)**, plus interest thereon (the "**Loan**"), which amount was in turn loaned by Borrower to Aesther Healthcare Acquisition Corp. ("**SPAC**") to cover a portion of the extension fees in connection with the SPAC's Renewal Periods (the "**SPAC Loan**");

WHEREAS, as additional consideration for the Lender making the Loan available to Sponsor, Sponsor agreed to transfer to Lender 1,050,000 shares of Class B Common Stock of the SPAC owned by Sponsor (the "**Initial SPAC Shares**");

WHEREAS, SPAC closed its De-SPAC transaction with the Company on February 14, 2023, which included a conversion of Class A and Class B Common Stock to Common Stock;

WHEREAS, under the Loan Agreement, Sponsor was required to repay the total amounts advanced by the Lender to Sponsor, together with all accrued and unpaid interest, within five days of the closing of the De-SPAC (the "**Repayment Date**");

WHEREAS, the Loan became currently due and payable in full on February 19, 2023 (the "**Maturity Date**") and, as of the date hereof, Borrower has not repaid the Loan to Lender; and

WHEREAS, Borrower has requested an extension of the Maturity Date and the Lender has agreed to so extend the Maturity Date upon the terms and conditions hereinafter set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. DEFINED TERMS. Capitalized terms used but not defined in this Agreement have the meanings given such terms in the Loan Agreement.

2. EXTENSION OF REPAYMENT DATE. Subject to the conditions set forth in Paragraph 3 of this Agreement, the Maturity Date shall be and hereby is extended to May 22, 2023 (the **"Extension"**), on which date, if not sooner paid, the entire principal balance of the Loan and all accrued and unpaid interest thereon shall be due and payable.

3. TRANSFER OF ADDITIONAL SECURITIES. The Extension shall take effect concurrently with, and not until, the Sponsor transfers the Initial SPAC Shares to Lender pursuant to Section 2.3 of the Loan Agreement, with the exception that the Company shall file a registration statement for the Initial SPAC Shares no later than thirty (30) days following such transfer. Sponsor will direct the transfer agent to complete the transfer of the Initial SPAC Shares on the date of this Agreement.

4. MODIFICATION OF INTEREST. Effective as of the date hereof, the Loan shall accrue 15% interest per annum, compounded at the end of each month until the date repaid, and pro rated for a partial month in the event that the Loan is repaid before the end of a month.

5. FUTURE USE OF PROCEEDS. In the event the Company raises any capital through any financing arrangements, the issuance of equity, debt or any instruments convertible or exercisable into the foregoing securities or otherwise in which the Company has received proceeds in a minimum amount of $15 million (a "**Capital Raise**"), the proceeds of such Capital Raise shall be first used by the Company to as promptly as possible repay the SPAC Loan and the Sponsor shall then as promptly as possible repay the Loan and all accrued interest.

6. TRANSFER OF EXTENSION SECURITIES. In exchange for the extension of the Maturity Date as provided in Section 2, Company shall issue 50,000 Shares of Common Stock (the "**Extension Shares**") to Lender on the date hereof and shall transfer an additional 50,000 Extension Shares thereafter on each 30-day anniversary of the Maturity Date to Lender until the Loan is repaid in full; provided however, that in no event will Company issue any Extension Shares to Lender that would result in Lender (together with any other persons whose beneficial ownership of the Company's Common Stock would be aggregated with Lender's for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Securities and Exchange Commission, including any "group" of which Lender is a member) beneficially owning more than 9.9% of the outstanding shares of Company Common Stock (the "**Transfer Limit**"); provided further that any Extension Shares that were not transferred to Lender because the transfer of such shares would have exceeded the Transfer Limit shall be promptly transferred to Lender upon written request from Lender to the extent that, at the time of such request, such transfer would no longer exceed the Transfer Limit. Once the Extension Shares are registered, they will not bear any transfer restrictions, and will be freely tradeable by the Lender.

7. EXTENSION DEFAULT. In the event that the Sponsor defaults in its obligations to repay the entire principal balance of the Loan and all accrued and unpaid interest thereon by the Maturity Date, the Sponsor shall immediately transfer to Lender 250,000 Company shares of Common Stock owned by the Sponsor (the "**Sponsor Shares**") and shall transfer an additional 250,000 Sponsor Shares each month thereafter until the default is cured; provided however, that in no event will Sponsor transfer any Sponsor Shares to Lender that would exceed the Transfer Limit; provided further that any Sponsor Shares that were not transferred to Lender because of the Transfer Limit shall be promptly transferred to Lender upon written request from Lender to the extent that, at the time of such request, such transfer would no longer exceed the Transfer Limit. In the event the Company (w) fails to issue the Extension Shares to Lender required by Paragraph 6 of this Agreement, (x) fails to file a registration statement for the Initial SPAC Shares within

thirty (30) days of the transfer of the Initial SPAC Shares to the Lender, and with respect to the Extension Shares and any shares issuable pursuant to this Section to amend the registration statement to include such shares, (y) violates the terms of Paragraph 10 (h) of this Agreement, and/or (z) violates the terms of Paragraph 5 of this Agreement, the Company shall immediately issue to Lender 250,000 shares of Common Stock and shall transfer an additional 250,000 shares of Common Stock each month thereafter, until the default is cured; provided however, that in no event will the Company issue any shares of Common Stock to Lender that would exceed the Transfer Limit; provided further that any shares of Common Stock that were not transferred to Lender because the transfer of such shares would have exceeded the Transfer Limit shall be promptly transferred to Lender upon written request from Lender to the extent that, at the time of such request, such transfer would no longer exceed the Transfer Limit.

8. SPAC LOAN. Sections 1.4 and 2.1 of the Loan Agreement originally required that the SPAC Loan be repaid upon the closing or completion of the De-SPAC and are, therefore, amended to provide that the SPAC Loan shall be repaid on May 19, 2023.

9. REAFFIRMATION. Except as modified herein, all of the other provisions of the Loan Agreement shall remain unchanged, and such Loan Agreement, as modified by this Agreement, is hereby ratified and reaffirmed as of the date hereof and shall remain in full force and effect. Without limiting the foregoing, each of the Parties, as applicable, hereby reaffirm the representations, warranties and acknowledgments set forth in Sections 3.2 and 3.6 of the Loan Agreement as they relate to the Initial SPAC Shares, the Extension Shares and any shares of Common Stock issued or transferred pursuant to Section 7 hereof.

10. MISCELLANEOUS.

a. **Injunctive Relief.** It is hereby understood and agreed that damages may be an inadequate remedy in the event of a breach by any Party of any covenants or obligations herein, and that any such breach by a Party may cause the other Parties great and irreparable injury and damage. Accordingly, the breaching Party agrees that the other Parties shall be entitled, without waiving any additional rights or remedies otherwise available to the breaching Party at law or in equity or by statute, to seek injunctive and other equitable relief in the event of a breach or intended or threatened breach by the breaching Party of any of said covenants or obligations

b. **Severability.** In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

c. **Titles and Headings.** The titles and section headings in this Agreement are included strictly for convenience purposes.

d. **No Waiver.** It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

e. **Governing Law; Submission to Jurisdiction**. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the "**Courts**"), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

f. **WAIVER OF JURY TRIAL**. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

g. **Not a Novation**. The terms of the Loan except as specifically set forth herein shall not be deemed modified or changed. It is specifically agreed that the Loan has not been satisfied hereby. It is the express agreement of the parties that this Agreement is not a novation of the Loan.

h. **Transferred Securities**. All shares transferred to Lender pursuant to Paragraphs 3, 6 and 7 (if applicable) of this Agreement shall be subject to no transfer restrictions or any other lock-up provisions, earn outs or other contingencies. In the event such transferred shares are not already subject to an effective registration statement, such shares shall be registered pursuant to the first registration statement filed by the Company following such transfer, which will be filed no later than 30 days following such transfer. In the event such transferred shares bear a legend regarding their registration status, the Company shall take all steps necessary in order to remove such legend immediately following the earlier of (a) the effectiveness of a registration statement applicable to the transferred shares or (b) any other applicable exception to the restrictions described in the legend occurs.

i. **Entire Agreement**. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

j. **Counterparts.** This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

SIGNATURES APPEAR ON FOLLOWING PAGE

The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

COMPANY:
OCEAN BIOMEDICAL, INC. F/K/A AESTHER HEALTHCARE ACQUISITION CORP.

DocuSigned by:
By: Dr. Chirinjeev Kathuria
3875E283A8D0427...
Name: Dr. Chirinjeev Kathuria
Title: Executive Chairman

SPONSOR:
AESTHER HEALTHCARE SPONSOR LLC

DocuSigned by:
By: ______________________
DC6C91CE98BD40B...
Name: Suren Ajjarapu
Title: Managing Member

LENDER:
NPIC LIMITED
By: its investment advisor, Polar Asset Management Partners Inc.

DocuSigned by:
By: ______________________
04731995DA3A44A...
Name: Aatifa Ibrahim
Title: Legal Counsel

DocuSigned by:
By: ______________________
2ADDEA16BC3640E...
Name: Greg Lemaich
Title: Chief Operating Officer

SIDE LETTER AGREEMENT

This Side Letter Agreement (this "**Side Letter**") is entered into as of March 20, 2023 between Ocean Biomedical, Inc. f/k/a Aesther Healthcare Acquisition Corp. (the "**Company**") and Aesther Healthcare Sponsor, LLC (the "**Sponsor**") in reference to that certain Loan Modification Agreement, dated March 20, 2023 (the "**Agreement**"), by and among NPIC Limited (the "**Lender**"), the Company and the Sponsor.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Sponsor agree as follows:

1. In the event the Company defaults on its obligations to repay the entire principal balance of the SPAC Loan (as defined in the Agreement) by May 19, 2023, the Company shall immediately issue to the Sponsor 250,000 shares of the Company's Common Stock.

2. The Company and the Sponsor, as applicable, hereby reaffirm the representations, warranties and acknowledgments set forth in Sections 3.2 and 3.6 of that certain Loan and Transfer Agreement dated December 13, 2022 by and among the Company, the Sponsor and the Lender as they relate to any shares of Common Stock issued or transferred pursuant to this Side Letter.

3. The Miscellaneous provisions in Section 10 of the Agreement shall apply to this Side Letter *mutatis mutandis*.

ACKNOWLEDGED AND AGREED:

COMPANY:

OCEAN BIOMEDICAL, INC. F/K/A AESTHER HEALTHCARE ACQUISITION CORP.

DocuSigned by:

By: Chirinjeev Kathuria
6A83F72008CE4BE...

Name: Dr. Chirinjeev Kathuria
Title: Executive Chairman

SPONSOR:

AESTHER HEALTHCARE SPONSOR, LLC

DocuSigned by:

By:
DC6C91CE98BD40B...

Name: Suren Ajjarapu
Title: Managing Member

Final – 12/13/2023

LOAN AND TRANSFER AGREEMENT

THIS LOAN AND TRANSFER AGREEMENT (this "**Agreement**") is made and entered into effectively as of December 13, 2022 (the "**Effective Date**"), by, between and among NPIC Limited (the "**Lender**"), Aesther Healthcare Acquisition Corp., a Delaware corporation ("**SPAC**") and Aesther Healthcare Sponsor, LLC, a Delaware limited liability company ("**Sponsor**" or "**Borrower**"). Lender, SPAC and Sponsor are referred to in this Agreement individually as a "**Party**" and collectively as the "**Parties**."

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on September 17, 2021, with 12 months to complete an initial business combination (the "**De-SPAC**") or, in the alternative, seek to extend the period in which an initial business combination must be completed up to two times for an additional three months each time (an "**Extension**") (each three month renewal period shall be referred to as a "**Renewal Period**") with each extension costing $1,050,000; First extension is about to expire on Dec 17, 2022. We are filing for second extension on December 16, 2022 which is costing $1,050,000.

WHEREAS, as of the date of this Agreement, SPAC has not completed a business combination and needs to exercise its extension options;

WHEREAS, Lender will loan Borrower $1,050,000 (the "**Loan**"), which will in turn be loaned by the Borrower to the SPAC, to cover a portion of the extension fees with any balance to be used for SPAC's working capital (the "**SPAC Loan**");

WHEREAS, SPAC intends to pay all principal under the SPAC Loan to Sponsor at the closing of the De-SPAC transaction (the "**De-Spac Closing**"), in accordance with Section 2 below, and Sponsor will thereafter pay all principal and interest under the Loan to Lender in accordance with Section 2 below;

WHEREAS, Sponsor owns 2,625,000 shares of Class B Common Stock of SPAC and 5,411,000 warrants to acquire a share of Class A Common Stock; and

WHEREAS, Sponsor will benefit from the Loan being made by Lender to Sponsor and the SPAC Loan being made from the Sponsor to the SPAC.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE LOAN AND SPAC LOAN

1.1 Closing. The Loan shall be made by the Lender to the Sponsor in cash, on or prior to December 15, 2022, or on such date as the Parties may agree in writing (such date, the "**Closing**").

1.2 SPAC Loan. Immediately following the completion of the Extension on December 16, 2022, the SPAC Loan shall be made by the Sponsor to the SPAC. If the SPAC does not successfully complete an Extension by December 16, 2022, the SPAC loan shall not be made to the SPAC.

1.3 Terms of Loan. The Loan shall accrue 8% interest per annum, compounded at the end of each month from the Closing until the date repaid or converted into SPAC shares held by the Sponsor as discussed below.

1.4 Terms of SPAC Loan. The SPAC Loan shall not accrue interest and shall be repaid by the SPAC, if at all, upon closing of the De-SPAC.

1.5 Wiring Instructions. At the Closing, Lender shall advance the Loan proceeds to Sponsor by wire transfer of immediately available funds pursuant to the wiring instructions separately provided.

ARTICLE II
REPAYMENT OF LOAN AND SPAC LOAN

2.1 No Interest Payable by SPAC. The SPAC shall not be responsible for the payment of any interest on the Loan or SPAC Loan and shall only be required to repay the principal amount of the SPAC Loan from the Sponsor to the SPAC upon completion of the De-SPAC. For the sake of clarity, the SPAC Loan shall accrue no interest to the Sponsor. In the event the De-SPAC does not occur and the SPAC is liquidated, the SPAC Loan shall be automatically forgiven by the Sponsor. In the event that the De-SPAC does not occur, the Lender shall not have any cash on hand, and it is unlikely that Lender will be able to recover amounts under the Loan.

2.2 Repayment. The total amounts advanced by Lender to the Sponsor in connection with the Loan (the "**Funded Amounts**") shall be repaid, together with all accrued and unpaid interest thereon, within five (5) days of the De-SPAC, at the option of the Lender, in either (a) cash; or (b) shares of Class A Common Stock of the SPAC held by the Sponsor, either upon automatic conversion of Class B Common Stock held by the Sponsor upon the De-SPAC or other Class A Common Stock shares acquired by the Sponsor, at the rate of 1 Class A Common Stock share for each $10 of converted principal and interest (as adjusted for any stock split)(such securities, the "**Repayment Securities**", and such conversion, the "**Transfer**"). Upon receipt of the Repayment Securities, the principal and accrued interest on the Loan equal to the number of Repayment Securities multiplied by $10 (as adjusted for any stock split) shall be deemed automatically forgiven by the Lender and paid in full by the Sponsor. Lender must notify the Sponsor of its repayment option as discussed above within two (2) business days of the De-SPAC. In the event Lender does not make the notification contemplated by the preceding sentence within two (2) business days, the Funded Amounts, together with all accrued and unpaid interest thereon, shall be repaid in cash.

2.3 Additional Consideration. As additional consideration for the Lender making the Loan available to Sponsor, Sponsor will transfer 1 Share of Class B Common Stock to Lender for each $1.00 of the Funded Amounts (the "**Additional Securities**" and together with the Repayment Securities, the "**Transferred Securities**") to Lender. The Additional Securities shall have all rights and obligations of other Class B Stockholders upon such transfer, which transfer shall be subject in all cases to the Waiver and shall further be subject to Section 3.4, below; provided however that the Additional Securities shall be subject to no transfer restrictions or any other lock-up provisions, earn outs or other contingencies, and provided further that the Additional Securities shall be registered pursuant to the first registration statement filed by the SPAC or the surviving entity following a business combination with the SPAC in connection with the SPAC's business combination, or if no such registration statement is filed in connection with the business combination, the first registration statement filed subsequent to such business combination, which in no event will be later than 30 days following such business combination..

2.4 Waiver. The Transfer and the transfer of the Additional Securities will be subject in all cases to the SPAC and the underwriter of the SPAC's initial public offering waiving the restrictions on transfer of the Transferred Securities set forth in the Letter Agreement dated September 14, 2021 (the "**Waiver**"). The Closing shall be conditioned upon the receipt of such Waiver.

2.5 Delivery and Assignment of Transferred Securities. The Transferred Securities shall be delivered from the Sponsor to the Lender, free and clear of all liens and encumbrances upon a Transfer, other than standard restrictions under the Securities Act of 1933, as amended (the "**Securities Act**"), and the SPAC shall record such Transfer.

2.6 Failure to File Extension. If the SPAC does not successfully complete an Extension by December 16, 2022, all Funded Amounts plus interest will be returned to the Lender from the Sponsor within 1 business day.

ARTICLE III

REPRESENATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of the Closing that:

3.1 Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2 Acknowledgement. Each Party acknowledges and agrees that the Transfer and the Transferred Securities have not been registered under the Securities Act or under any state securities laws and the Lender represents that, as applicable, it (a) is acquiring the Transferred Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Transferred Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer, and (d) is an "**accredited investor**" (as that term is defined by Rule 501 under the Securities Act).

3.3 Title. Sponsor represents to Lender that Sponsor has good and marketable title to the Transferred Securities free and clear of all liens and encumbrances, other than those set forth in the Letter Agreement included as Exhibit 10.1 (the "**Insider Letter**") to SPAC's Registration Statement on Form S-1 (Registration No. 333-258012) and that upon transfer of such Transferred Securities as

set forth above, and subject to the Waiver, Lender will have good and marketable title to the Transferred Securities.

3.4 [Reserved]

3.5 Trust Waiver. Lender acknowledges that the SPAC is a blank check company with the powers and privileges to effect a business combination and that a trust account has been established by the SPAC in connection with its initial public offering ("**Trust Account**"). Lender waives any and all right, title and interest, or any claim of any kind it now has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of this Agreement; provided, however, that nothing in this Sectoin 3.5 shall (a) serve to limit or prohibit Lender's right to pursue a claim against the SPAC for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Lender may have in the future against the SPAC's assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (c) be deemed to limit Lender's right, title, interest or claim to the Trust Account by virtue of Lender's record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

3.6 Restricted Securities. Lender hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

- Lender realizes that the Transferred Securities cannot readily be sold as they will be restricted securities and therefore the Transferred Securities must not be accepted unless Lender has liquid assets sufficient to assure that Lender can provide for current needs and possible personal contingencies;

- Lender understands that, because SPAC is a former "shell company" as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Lender holds the Transferred Securities, sales of the Transferred Securities may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a 'shell company' and that SPAC has not been a 'shell company' for at least the last 12 months—i.e., that no sales of Transferred Securities can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and SPAC has filed with the United States Securities and Exchange Commission (the "SEC"), during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

- Lender confirms and represents that it is able (i) to bear the economic risk of the Transferred Securities, (ii) to hold the Transferred Securities for an indefinite period of time, and (iii) to afford a complete loss of the Transferred Securities; and

- Lender understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Transferred Securities in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR

INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

The SPAC shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Transferred Securities immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Transferred Securities or (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE IV

MISCELLANEOUS

4.1 **Injunctive Relief.** It is hereby understood and agreed that damages shall be an inadequate remedy in the event of a breach by any Party of any covenants or obligations herein, and that any such breach by a Party will cause the other Parties great and irreparable injury and damage. Accordingly, the breaching Party agrees that the other Parties shall be entitled, without waiving any additional rights or remedies otherwise available to the breaching Party at law or in equity or by statute, to seek injunctive and other equitable relief in the event of a breach or intended or threatened breach by the breaching Party of any of said covenants or obligations.

4.2 **Severability.** In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.3 **Titles and Headings.** The titles and section headings in this Agreement are included strictly for convenience purposes.

4.4 **No Waiver.** It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.5 **Term of Obligations.** The term of this Agreement shall be the later of nine (9) months from the Effective Date, fifteen (15) days after the expiration of the second Renewal Period or six (6) months after the De-SPAC Closing. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

4.6 **Governing Law; Submission to Jurisdiction**. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the

Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the "**Courts**"), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.7 **WAIVER OF JURY TRIAL**. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.8 **Entire Agreement**. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

4.9 **Counterparts.** This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

4.10 **Notices.** All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Lender:

NPIC Limited
C/o Polar Asset Management Partners Inc
16 York Street, Suite 2900,
Toronto, Ontario M5J 0E6
Attn: Ravi Bhat / Jillian Bruce / Legal Department

If to SPAC or Sponsor:

Suren Ajjarapu
Chairman and Chief Executive Officer
515 Madison Avenue, Suite 8078
New York, New York 10022

4.11 **Binding Effect; Assignment.** This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.12 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.13 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.14 Indemnification. SPAC agrees to indemnify and hold harmless Lender, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC and Sponsor of their respective obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the SPAC, its Sponsors, or the Lender; provided that SPAC will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Lender’s material breach of this Agreement or from Lender’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), SPAC will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of SPAC. The provisions of this paragraph shall survive the termination of this Agreement.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:

AESTHER HEALTHCARE ACQUISITION CORP.

DocuSigned by:
By: ______________________
DC6C91CE98BD40B...
Name: Suren Ajjarapu
Title: Chief Executive Officer

SPONSOR:

AESTHER HEALTHCARE SPONSOR, LLC

DocuSigned by:
By: ______________________
DC6C91CE98BD40B...
Name: Suren Ajjarapu
Title: Chief Executive Officer

LENDER:

NPIC Limited,
By: its investment advisor, Polar Asset Management Partners Inc

By: ______________________
Name: Andrew Ma / Kirstie Moore
Title: CCO / Legal Counsel